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                                                                     EXHIBIT 5.3


                  [Cleary, Gottlieb, Steen & Hamilton Letterhead]



                                            July 19, 2002

Petroleo Brasileiro S.A. - Petrobras
Avenida Republica do Chile, 65
20035-900 - Rio de Janeiro - RJ, Brazil

Petrobras International Finance Company
Anderson Square Building, P.O. Box 714
George Town, Grand Cayman
Cayman Islands, B.W.I

Ladies and Gentlemen:

                  We have acted as special United States counsel to Petroleo Brasileiro S.A.- Petrobras, a mixed capital company (sociedade de economia mista) organized under the laws of Brazil ("Petrobras"), and Petrobras International Finance Company, an exempted company incorporated with limited liability under the laws of the Cayman Islands ("PIFCo"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form F-3 (the "Registration Statement") relating to the offering from time to time, together or separately and in one or more series (if applicable), of (i) unsecured debt securities of Petrobras (which may be convertible at the option of the holder thereof into equity securities of Petrobras) (the "Petrobras Debt Securities"), (ii) unsecured debt securities of PIFCo (the "PIFCo Debt Securities" and, together with the Petrobras Debt Securities, the "Debt Securities") accompanied by guarantees or standby purchase agreements of Petrobras, (iii) warrants to purchase

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Petrobras Debt Securities (the "Debt Warrants" and, together with the Petrobras
Debt Securities and the PIFCo Debt Securities the "Offered Securities") and (iv) certain other securities of Petrobras. The securities being registered under the Registration Statement will have an aggregate initial offering price of up to U.S. $8,000,000,000, or the equivalent thereof in one or more other currencies and will be offered on a continuous and delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

                  The Petrobras Debt Securities are to be issued under an indenture dated as of July 19, 2002 (the "Petrobras Indenture") between Petrobras and JPMorgan Chase Bank, as trustee. The PIFCo Debt Securities are to be issued under an indenture dated as of July 19, 2002 (the "PIFCo Indenture") between PIFCo and JPMorgan Chase Bank, as trustee. The Debt Warrants are to be issued from time to time under one or more debt warrant agreements (each, a "Debt Warrant Agreement") to be entered into by Petrobras and one or more institutions, as warrant agents (each, a "Warrant Agent"), each to be identified in the applicable Warrant Agreement.

                  In arriving at the opinions expressed below, we have reviewed the Registration Statement, as amended through the date hereof, including the Petrobras Indenture and the PIFCo Indenture attached thereto as exhibits, and we have made such investigations of law as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, and we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.


                  Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

                  1. The Petrobras Debt Securities will be valid, binding and enforceable obligations of Petrobras, entitled to the benefits of the Petrobras Indenture.

                  2. The PIFCo Debt Securities will be valid, binding and enforceable obligations of PIFCo, entitled to the benefits of the PIFCo Indenture.

                  3. The Debt Warrrants will be valid, binding and enforceable obligations of Petrobras.

                  Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of Petrobras or PIFCo, (a) we have assumed that each of Petrobras and PIFCo, as the case may be, and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Offered Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to Petrobras or PIFCo regarding matters of the federal law of the United States of America or the law of the State of New York), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity and (c) such


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opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditor's rights.

                  In rendering the opinions expressed in paragraphs 1 and 2 above, we have assumed that each series of Debt Securities will be issued with an original aggregate principal amount (or, in the case of any Debt Securities issued at original issue discount, an aggregate issue price) of $2,500,000 or more.

                  In rendering the opinions expressed above, we have further assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws, (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement, (iii) the terms of all Debt Securities will conform to the forms thereof contained in the applicable indenture, and the terms of any Debt Warrants will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Debt Securities and Debt Warrants will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (v) the Company will authorize the offering and issuance of the Debt Securities and Debt Warrants and will authorize, approve and establish the final terms and conditions thereof and will authorize, approve and establish the terms and conditions of any applicable Warrant Agreement and will take any other appropriate additional corporate action, and (vi) certificates, if required, representing the Debt Securities and Debt Warrants will be duly executed and delivered and, to the extent required by the applicable indenture or Warrant Agreement, duly authenticated and countersigned.

                  We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Debt Securities or Debt Warrants where jurisdiction based on diversity of citizenship under 28 U.S.C. ss. 1332 does not exist. We note that the designation in Section
1.15 of each of the Petrobras Indenture and the PIFCo Indenture of the U.S. federal courts sitting in New York City as the venue for actions or proceedings relating to the Debt Securities or the Indenture is (notwithstanding the waiver in Section 1.15) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. ss. 1404 (a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

                  We note that the law of the State of New York provides by statute that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at a rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding federal statute and no controlling federal court decision on this issue. Accordingly, we express no opinion as to whether a federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether such court would order the conversion of such judgment into U.S. dollars.

                  The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.






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                  We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement and in any prospectus supplements related thereto under the heading "Legal Matters" as counsel for the Company who have passed on the validity of the Debt Securities and Debt Warrants being registered by the Registration Statement, and to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                  Very truly yours,


                                  CLEARY, GOTTLIEB, STEEN & HAMILTON


                                  By: /s/ CARMEN A. CORRALES
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                                          Carmen Amalia Corrales, a Partner

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